CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement File Nos. 333-133674/811-05382 on Form N-6 of our report dated March 27, 2020, relating to the financial statements comprising each of the Divisions of Paragon Separate Account A, and our report dated March 9, 2020, relating to the financial statements of Metropolitan Life Insurance Company, both appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida

April 24, 2020

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement File Nos. 333-133674/811-05382 on Form N-6 of our report dated April 23, 2020, relating to the financial statements of Metropolitan Tower Life Insurance Company appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the heading “Independent Auditors” in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida

April 24, 2020